Exhibit 16.1

January 11, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Millennium Group International Holdings Limited pursuant to Form 6-K for the month of January 2024 (Commission File Number: 001-41673) (copy attached), which we understand it will be filed with the Securities and Exchange Commission regarding “Changes in Registrant’s Certifying Accountant”. We do not disagree with the contents of paragraphs (1)(i), (ii), (iv) and (v) on the Form 6-K.

Very truly yours,

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants